UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 2, 2006

Oxford Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-04365	58-0831862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Piedmont Avenue, NE, Atlanta, GA	30308
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 659-2424
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 2, 2006, Oxford Industries, Inc. (the “Company”) consummated its previously announced sale to The Millwork Trading Co., Ltd., d/b/a Li & Fung USA (“Millwork”), a member of The Li & Fung Group, of substantially all of the assets (other than accounts receivable originated by the Company) of the Company’s Womenswear Group (the “Womenswear Sale”). The purchase price paid by Millwork equals approximately $37.3 million, subject to any post-closing adjustments relating to the net asset value of the transferred assets as of the closing date of the transaction. Millwork will also purchase the Company’s goods-in-transit relating to the Company’s Womenswear Group following the closing of the Womenswear Sale.
In connection with the Womenswear Sale, the Company, among other things, entered into a license agreement with Millwork pursuant to which the Company granted a perpetual license (subject to the limitations set forth in the license agreement) to Millwork to use the trade name “Oxford Collections,” a services agreement with Millwork pursuant to which the Company will, for a period of up to eighteen months, provide certain transitional support services to Millwork in its operation of the transferred assets, and a limited non-competition agreement with Millwork pursuant to which the Company has agreed (subject to the exceptions set forth in the non-competition agreement) not to engage in certain activities for a period of three years following the completion of the Womenswear Sale.
The full text of the press release announcing the completion of the Womenswear Sale is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
The required pro forma financial information as of March 3, 2006 and for the fiscal year ended June 3, 2005 and the quarter and nine months ended March 3, 2006 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     (d) Exhibits.

99.1	Press Release issued by Oxford Industries, Inc. on June 5, 2006

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements as of March 3, 2006 and for the fiscal year ended June 3, 2005 and the quarter and nine months ended March 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
Date: June 5, 2006	By:	/s/ Thomas Caldecot Chubb III
		Name:	Thomas Caldecot Chubb III
		Title:	Executive Vice President

EXHIBIT INDEX

Number	Description
99.1	Press Release issued by Oxford Industries, Inc. on June 5, 2006

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements as of March 3, 2006 and for the fiscal year ended June 3, 2005 and the quarter and nine months ended March 3, 2006